UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2008

ASIAN FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Wyoming	000-27129	91-1922225
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3 Jinyuan Road Daxing District Industrial Development Zone Beijing, Peoples’ Republic of China		102600
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +86 10 6021 2222

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   ☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 -    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;
       Compensatory Arrangements of Certain Officers

(c) Appointment of Chief Financial Officer

Effective March 1, 2008, William Milewski has been appointed to the position of Chief Financial Officer of the Company. Mr. Milewski, who is 45 years of age, joins the Company with extensive experience in accounting and finance, most recently from Foster Partners Asia, where he served as the Chief Financial Officer since 2006. Previously, Mr. Milewski was the Co-Founder and Chief Financial Officer of Bbmao.com Co. Ltd., China’s first metasearch engine provider. From 2003 to 2005 he was the Chief Financial Officer of POINTek, Inc., an optical components manufacturer. Mr. Milewski received his MBA from the University of Hartford and his Bachelor’s Degree in Economics and French from George Washington University. He has also taken various accounting and finance and executive management courses. Mr. Milewski is a certified public accountant. Mr. Milewski has no family relationships with any other director or executive officer of the Company. There are no transactions in which Mr. Milewski has an interest requiring disclosure under Item 404(a) of Regulation S-K. The material provisions of the terms of Mr. Milewski's employment are presented in the Employment Agreement dated as of March 1, 2008 (the "Employment Agreement"), between the Company and Mr. Milewski, which is filed as an exhibit hereto as Exhibit 10.2 and incorporated herein by reference.

Ms. Baiyun Sun, the acting Interim Chief Financial Officer since December 20, 2007, will step down on March 1, 2008.

Item 9.01 -  Financial Statements and Exhibits

(d)  Exhibits

The following exhibit is filed as part of this report:

10.2 - Employment Agreement dated as of March 1, 2008 and made between the Company and Mr. Milewski.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN FINANCIAL, INC.

Date: February 21, 2008	By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer

Exhibits

Exhibits  10.2 - Employment Agreement